Exhibit 10.1

SECOND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

HIGHWOODS REALTY LIMITED PARTNERSHIP

i

ii

Section 15.7	Waiver	51
Section 15.8	Counterparts	51
Section 15.9	Applicable Law	51
Section 15.10	Invalidity of Provisions	51
Section 15.11	Entire Agreement	51
ARTICLE 16	CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE GENERAL PARTNER	52
Section 16.1	Triggering Events	52
Section 16.2	From and After the Occurrence of a Triggering Event	52
Section 16.3	Additional Issuer Covenants	57
Section 16.4	Application to Later Transactions	58
Section 16.5	Waivers and Amendments	58
EXHIBIT B	CAPITAL ACCOUNT MAINTENANCE	1
EXHIBIT C	SPECIAL ALLOCATION RULES	1
EXHIBIT D	VALUE OF CONTRIBUTED PROPERTY	1
EXHIBIT E	NOTICE OF REDEMPTION	1
EXHIBIT F	INDEMNIFICATION UNDER SECTION 7.7(I)	1
EXHIBIT G	CLASS B UNITS	1
EXHIBIT H	DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE SERIES A PREFERRED PARTNERSHIP UNITS	1
EXHIBIT I	DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE SERIES B PREFERRED PARTNERSHIP UNITS	1
EXHIBIT J	DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE SERIES D PREFERRED PARTNERSHIP UNITS	1

iii

SECOND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

HIGHWOODS REALTY LIMITED PARTNERSHIP

THIS SECOND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HIGHWOODS REALTY LIMITED PARTNERSHIP (the “Agreement”), dated as of January 1, 2000, integrates into one document (i) the First Amended and Restated Agreement of Limited Partnership, dated as of June 14, 1994, by and among Highwoods Properties, Inc., a Maryland corporation, as the General Partner, and the Persons whose names were set forth on Exhibit A thereto, as the Limited Partners, and (ii) all prior amendments thereto.

ARTICLE 1

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the North Carolina Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit B hereof.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or (iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), (iii) above.

“Agreed Value” means (i) in the case of any Contributed Property set forth in Exhibit D and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit D, which value shall reflect any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (ii) in the case of any Contributed Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Second Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the General Partner filed in the State of Maryland on June 10, 1994, and amended or restated from time to time.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made, (i) the sum of:

(a) the Partnership’s Net Income or Net Loss (as the case may be) for such period;

(b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period;

(c) the amount of any reduction in the reserves of the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary);

(d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain, if any, recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and

(e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii)	less the sum of:

(a) all principal debt payments made by the Partnership during such period;

(b) capital expenditures made by the Partnership during such period;

(c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b);

(d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;

(e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period;

(f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion;

(g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate, in its sole and absolute discretion; and

(h) the amount which is not available for distribution due to regulatory, legal or other restrictions.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Sections 4.1, 4.2, or 4.3 hereof.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash Amount” means an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the REIT Shares Amount.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the North Carolina Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

“Class A Unit” means a Partnership Unit other than a Class B Unit or any other Partnership Unit that is specifically designated by the General Partner pursuant to Section 4.2 as being of another class of Partnership Units.

“Class B Units” means a Partnership Unit with such designations, preferences, rights, powers and duties as are described in Exhibit G.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Partnership Unit” means a Partnership Unit that is not a Preferred Partnership Unit.

“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (including deemed contributions to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

“Conversion Factor” means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Share in REIT Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

“Depreciation” means, for each Partnership Year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Dissolution Event” has the meaning set forth in Section 13.1.

“Effective Date” means the date of closing of the initial public offering of REIT Shares pursuant to that certain purchase agreement among the General Partner and Merrill Lynch & Co., Prudential Securities Incorporated, The Robinson-Humphrey Company, Inc., and Scott & Stringfellow, Inc., as representatives of the underwriters.

“General Partner” means Highwoods Properties, Inc., in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Immediate Family” means, with respect to any natural Person, such natural Person’s spouse and such natural Person’s natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of (A) his status as the General Partner, or a director or officer of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Limited Partner” means the General Partner and any other Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

“Liquidation Preference Amount” means, with respect to any Preferred Partnership Unit, the amount payable with respect to such Preferred Partnership Unit (as established by the instrument designating such Preferred Partnership Units) upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, or upon the earlier redemption of such Preferred Partnership Units, as the case may be.

“Liquidator” has the meaning set forth in Section 13.2.

“Net Income” means, for any Partnership Year or any portion of a Partnership Year, the excess, if any, of the Partnership’s items of income and gain for such Partnership Year over the Partnership’s items of loss and deduction for such Partnership Year. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means, for any Partnership Year, the excess, if any, of the Partnership’s items of loss and deduction for such Partnership Year over the Partnership’s items of income and gain for such Partnership Year. The items included in the calculation of Net Loss shall be determined in accordance Exhibit B. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“New Securities” has the meaning set forth in Section 4.2.B.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-l(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit E to this Agreement.

“Organizational Limited Partner” means Ronald P. Gibson.

“Original Limited Partner” means a Limited Partner, other than the General Partner, who is a Partner on the date of this Agreement and who owns one or more Original Limited Partnership Units on the date action is called for under any of the provisions hereof.

“Original Limited Partnership Unit” means a Partnership Unit held by an Original Limited Partner on the date of this Agreement and held by such Original Limited Partner on the date action is called for under any of the provisions hereof.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement and any successor thereto.

“Partnership Interest” means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some of all of its portion of such distribution.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities. Fractional Units may be held and counted by the General Partner as necessary to meet the requirements of Section 4.1. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof, the General Partner may designate any Partnership Units, when issued, as Common Partnership Units or as Preferred Partnership Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner, with respect to any class of Partnership Units held by such Partner, its interest in such class of Partnership Units as determined by dividing the number of Partnership Units in such class owned by such Partner by the total number of Partnership Units in such class then outstanding.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Preferred Partnership Unit” means any Partnership Unit issued from time to time pursuant to Section 4.2 hereof that is designated by the General Partner at the time of its issuance as a Preferred Partnership Unit. Each Preferred Partnership Unit shall have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests and Common Partnership Units, all as shall be determined by the General Partner subject to the requirements of Section 4.2 hereof.

“Prior Agreement” means the Agreement of Limited Partnership of Highwoods Realty Limited Partnership, dated as of March 23, 1994, between Highwoods Properties, Inc., as the successor sole general partner to Highwoods Properties Company, and Ronald P. Gibson, as the sole limited partner, which Prior Agreement is amended and restated in its entirety by this Agreement as of the Effective Date.

“Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redeeming Partner” has the meaning set forth in Section 8.6 hereof.

“Redemption Right” shall have the meaning set forth in Section 8.6 hereof.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Share” shall mean a share of common stock of the General Partner.

“REIT Shares Amount” shall mean a number of REIT Shares equal to the product of the number of Common Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor, provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.l(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

“Series A Preferred Partnership Unit” means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series A Preferred Shares. The Series A Preferred Partnership Units shall constitute Preferred Partnership Units. The Series A Preferred Partnership Units shall have the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit H, attached hereto. It is the intention of the General Partner, in establishing the Series A Preferred Partnership Units, that each Series A Preferred Partnership Unit shall be substantially the economic equivalent of a Series A Preferred Share.

“Series A Preferred Shares” means the 8 5/8% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $1,000.00 per share, issued by the General Partner.

“Series B Preferred Partnership Unit” means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series B Preferred Shares. The Series B Preferred Partnership Units shall constitute Preferred Partnership Units. The Series B Preferred Partnership Units shall have the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit I, attached hereto. It is the intention of the General Partner, in establishing the Series B Preferred Partnership Units, that each Series B Preferred Partnership Unit shall be substantially the economic equivalent of a Series B Preferred Share.

“Series B Preferred Shares” means the 8% Series B Cumulative Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $25.00 per share, issued by the General Partner.

“Series D Preferred Partnership Unit” means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series D Preferred Shares. The Series D Preferred Partnership Units shall constitute Preferred Partnership Units. The Series D Preferred Partnership Units shall have the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit J, attached hereto. It is the intention of the General Partner, in establishing the Series D Preferred Partnership Units, that each Series D Preferred Partnership Unit shall be substantially the economic equivalent of a Series D Preferred Share.

“Series D Preferred Shares” means the 8% Series D Cumulative Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $250.00 per share, issued by the General Partner.

“704(c) Value” of any Contributed Property means the value of such property as set forth in Exhibit D or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit B hereof. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

“Specified Redemption Date” means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that no Specified Redemption Date shall occur before one (1) year after the closing of the initial public offering of REIT shares by the General Partner.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which a majority of either (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1 Organization and Continuation

The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby continue the Partnership and amend and restate the Prior Agreement in its entirety as of the Effective Date. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name

The name of the Partnership shall be Highwoods Realty Limited Partnership. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office and Agent; Principal Office

The address of the registered office of the Partnership in the State of North Carolina is 3100 Smoketree Court, Suite 700, Raleigh, North Carolina 27604 and the name and address of the registered agent for service of process on the Partnership in the State of North Carolina is Ronald P. Gibson. The principal office of the Partnership shall be located at 3100 Smoketree Court, Suite 700, Raleigh, North Carolina 27604, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of North Carolina as the General Partner deems advisable.

Section 2.4 Power of Attorney

A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)	execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of North Carolina and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of a Partnership Interest; and

(2)	execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or

Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5 Term

The term of the Partnership commenced on March 23, 1994, the date the Certificate was filed in the office of the Secretary of State of North Carolina in accordance with the Act and shall continue until December 31, 2092, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3

PURPOSE

Section 3.1 Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge the General Partner’s current status as a REIT inures to the benefit of all of the Partners and not solely the General Partner.

Section 3.2 Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners

At the time of the execution of this agreement, the Partners shall make Capital Contributions set forth in Exhibit A to this Agreement. The Partners shall own Partnership Units in the amounts set forth for each such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on any Partner’s Percentage Interest. The number of Partnership Units held by the General Partner (equal to one percent (1%) of all outstanding Partnership Units from time to time) shall be deemed to be the General Partner Interest. Except as provided in Sections 4.2, 7.7(I) and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

The General Partner shall maintain the information set forth in Exhibit A to the Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership affairs, and Exhibit A shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Agreement has been executed amending such Exhibit A. Such information shall reflect (and Exhibit A shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated in the Agreement.

Section 4.2 Issuances of Additional Partnership Interests

A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to North Carolina law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the General Partner unless either

(a)(1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other shares by the General Partner, which shares have designations, preferences and other rights such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2.A, and (2) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of the General Partner, or

(b) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the interest of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Partnership Units pursuant to an employee purchase plan providing for employee purchases of Partnership Units at a discount from fair market value or employee options that have an exercise price that is less than the fair market value of the Partnership Units, either at the time of issuance or at the time of exercise).

B. After the initial public offering of REIT Shares, the General Partner shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.6), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively “New Securities”) other than to all holders of REIT Shares unless (i) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and (ii) the General Partner contributes to the Partnership the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities. Without limiting the foregoing, the General Partner is expressly authorized to issue New Securities for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and (y) the General Partner contributes all proceeds from such issuance and exercise to the Partnership.

C. Under the authority granted to it by Section 4.2.A, the General Partner hereby establishes an additional class of Partnership Units entitled “Class B Units”. Class B Units shall have the designations, preferences, rights, powers and duties as set forth in Exhibit G.

Section 4.3 Contribution of Proceeds of Issuance of REIT Shares

In connection with the initial public offering of REIT Shares by the General Partner and any other issuance of REIT Shares or New Securities pursuant to Section 4.2, the General Partner shall contribute to the Partnership any proceeds (or a portion thereof) raised in connection with such issuance; provided that if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner.

Section 4.4 No Preemptive Rights

No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

Section 4.5 Eakin & Smith Acquisition

Notwithstanding anything in this Agreement to the contrary, (i) the General Partner may issue REIT Shares to the shareholders of Eakin & Smith, Inc. (“Eakin & Smith”) as consideration for the merger of Eakin & Smith’s brokerage and property management business into a wholly owned subsidiary of the Company (the “Merger”) and shall not be required to contribute the business and assets acquired in the Merger to the Partnership, except as the General Partner shall decide from time to time in its sole discretion and (ii) the General Partner may hold directly or through a wholly owned subsidiary the assets acquired in the Merger and such additional assets as necessary in the ordinary conduct of the business acquired in the Merger.

Section 4.6 The Crocker Merger

Notwithstanding anything in this Agreement to the contrary, in connection with the merger of the Crocker Realty Trust, Inc. into the General Partner, the General Partner may (i) own all of the outstanding stock of corporations formed to control, directly or indirectly, certain assets and liabilities, provided that the General Partner’s effective ownership percentage in such assets and liabilities is limited to .01% with the remaining 99.99% owned by the Partnership; and (ii) take such other actions as it deems in its discretion to be in the best interests of the Limited Partners.

ARTICLE 5

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions

The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period in the following order of priority:

(i)	First, to the holders of the Preferred Partnership Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Partnership Units due or payable in accordance with the instruments designating such Preferred Partnership Units through the last day of such quarter; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Partnership Units as of the last day of such calendar quarter; and then

(ii)	to the Partners in proportion to their respective Percentage Interests in Common Partnership Units on such Partnership Record Date;

provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to any Limited Partner under any circumstances as a result of any distribution to such Limited Partner being so treated.

Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution of Available Cash with respect to any Common Partnership Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the Preferred Partnership Units an amount sufficient to pay all distributions payable with respect to such Preferred Partnership Units through the last day of such quarter, in accordance with the instruments designating such Preferred Partnership Units.

Section 5.2 Amounts Withheld

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.3 Distributions Upon Liquidation

Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

ARTICLE 6

ALLOCATIONS

Section 6.1 Allocations For Capital Account Purposes

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners who hold Common Partnership Units in proportion to their respective Percentage Interests as holders of Common Partnership Units.

B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Losses shall be allocated to the Partners who hold Common Partnership Units in accordance with their respective Percentage Interests as holders of Common Partnership Units; provided, however, that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

Section 6.2 Other Allocation Rules.

A. Excess Nonrecourse Liabilities. Solely for purposes of determining a Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), such “excess nonrecourse liabilities” first shall be allocated to those Partners who have, and in an amount equal to, such Partners’ built-in gain under Regulations Section 1.704-3(a)(3)(ii) less any Nonrecourse Built-in Gain, and then shall be allocated among the Partners in accordance with their respective Percentage Interests.

B. Recapture Income. Any taxable gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management

A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)	the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to the General Partner such that the General Partner can distribute to its shareholders amounts sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3)	the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

(4)	the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(5)	the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

(6)	the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(7)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(8)	holding, managing, investing and reinvesting cash and other assets of the Partnership;

(9)	the collection and receipt of revenues and income of the Partnership;

(10)	the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer” of the Partnership, any division of the Partnership, or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(11)	the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

(12)	the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

(13)	the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute, resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(14)	the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(15)	the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

(16)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person; and

(19)	the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreement in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. In exercising its authority under this Agreement and except as provided at Section 5.1, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

Section 7.2 Certificate of Limited Partnership

The General Partner has previously filed the Certificate with the Secretary of State of North Carolina as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of North Carolina and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of North Carolina and each other state or the District of Columbia in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

Section 7.3 Restrictions on General Partner Authority

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of all of the Limited Partners.

B. The General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the Consent of Partners holding 50% or more of the Partnership Units.

Notwithstanding anything contained herein, all references to Partnership Units of the Agreement shall be deemed to refer solely to Common Partnership Units, and not to Preferred Partnership Units.

Section 7.4 Reimbursement of the General Partner

A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A. The Limited Partners acknowledge that, for purposes of this Section 7.4.B, all expenses of the General Partner are deemed incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

C. As set forth in Section 4.3, the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the organization and/or reorganization of the Partnership and the General Partner, the initial public offering of REIT Shares by the General Partner, and any other issuance of additional Partnership Interests or REIT Shares pursuant to Section 4.2 hereof.

D. In the event that the General Partner elects to purchase from the shareholders of the General Partner REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such REIT Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, subject to the condition that: (i) if such REIT Shares subsequently are to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner for such REIT Shares (provided that a transfer of REIT Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units held by the General Partner equal to the product obtained by multiplying the Conversion Factor by the number of such REIT Shares.

Section 7.5 Outside Activities of the General Partner

A. The General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner shall not hold any assets other than Partnership Interests as a General Partner or Limited Partner, and other than such bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Agreement and its organizational documents. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

B. Except as provided in Section 7.4.D, in the event the General Partner exercises its rights under Article 6 of its Articles of Incorporation to purchase REIT Shares, then the General Partner shall cause the Partnership to purchase from it that number of Partnership Units equal to the product obtained by multiplying the number of REIT Shares to be purchased by the General Partner times the Conversion Factor on the same terms and for the same aggregate price that the General Partner purchased such REIT Shares.

Notwithstanding anything contained herein, all references to Partnership Units of the Agreement shall be deemed to refer solely to Common Partnership Units, and not to Preferred Partnership Units.

Section 7.6 Contracts with Affiliates

A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries.

E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7 Indemnification

A. Except as provided at Section 7.7(I), hereof, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the General Partner as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A with respect to the subject matter of such proceeding. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A. has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust of other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7 unless such liabilities arise as a result of (i) such Indemnitee’s intentional misconduct or knowing violations of the law, or (ii) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law.

F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. The Partners hereby acknowledge that, in conjunction with the financing and the refinancing of the property owned by the Partnership, the General Partner may agree to guarantee part or all of such debt. The Partners understand that, pursuant to Regulations Section 1.752-(2)(b)(3)(i), such guaranty obligation would, absent the indemnification provided hereinafter, serve to increase the General Partner’s share of such debt pursuant to Regulations Section 1.752-2(a). Inasmuch as, notwithstanding such guaranty obligation, each of the Limited Partners desires to increase his share of such debt and the General Partner desires to decrease its share of such debt (for purposes of Regulations Section 1.752-2(a)), each of the Limited Partners, to the extent provided in Exhibit F, attached hereto, hereby agrees to indemnify the General Partner in the event and to the extent that the General Partner both is required to make a payment to the lender under any such guaranty obligation and is unable to sell any or all of the assets of the Partnership for money or moneys worth to make the General Partner whole on account of such payment. This indemnification is effective only at the time, in the event and to the extent that upon a dissolution and liquidation of the Partnership, the General Partner is a creditor of the Partnership due to its guaranty of Partnership debt and the proceeds of sale in such dissolution and liquidation are insufficient to reimburse the General Partner for any amounts paid on such guaranty obligation as contemplated in this Section 7.7(H). As provided in Exhibit F, this indemnification is limited on a per Unit basis to Units owned by an indemnifying Limited Partner at the time an indemnification is due to the General Partner as provided by this Section 7.7(I), such that each Limited Partner’s obligation is reduced upon a redemption of Units as provided at Section 8.6 or upon any other transfer or disposition of Units. In addition, any and all indemnification as provided by this Section 7.7(I) shall terminate in full as to each and every Limited Partner in the event that both (i) the General Partner receives from tax counsel an opinion that the Original Limited Partners will be allocated an amount of excess nonrecourse liabilities under the provisions of Section 6.2(A) hereof and Regulations Section 1.752-3(a)(3) equal to or greater than the amount of the indemnification requirement indicated on Exhibit F, and (ii) upon a vote of the Original Limited Partners, Units representing more than 50% of the Original Limited Partnership Units are voted in favor of terminating the indemnification required by this Section 7.7(I).

Section 7.8 Liability of the General Partner

A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith and with due care and loyalty.

B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner’s shareholders collectively, that the General Partner is under no obligation, except as provided at Section 5.1, to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Other Matters Concerning the General Partner

A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10 Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11 Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

Section 8.2 Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners

Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the General Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4 Return of Capital

Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as permitted by Section 4.2.B, or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership

A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(1)	to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

(2)	to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3)	to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(4)	to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5)	to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B. The Partnership shall notify each Limited Partner upon request of the then current and applicable Conversion Factor.

C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

Section 8.6 Redemption Right

A. Subject to Sections 8.6.B and 8.6.C, on or after the date one (1) year after the closing of the initial public offering of REIT Shares by the General Partner, each Limited Partner, other than the General Partner, shall have the right (the “Redemption Right”) to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the “Redeeming Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.6.B. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

B. Notwithstanding the provisions of Section 8.6.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner shall elect to exercise its right to purchase Partnership Units under this Section 8.6.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Business

Days after the receipt by the General Partner of such Notice of Redemption. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to its right to purchase Partnership Units under this Section 8.6.B, the General Partner shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner’s exercise of the Redemption Right. In the event the General Partner shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner’s Partnership Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

C. Notwithstanding the provisions of Section 8.6.A and Section 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner pursuant to Section 8.6.B (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.6.B) would be prohibited under the Articles of Incorporation.

D. Notwithstanding anything contained in Sections 8.6.A, 8.6.B and 8.6.C, no Partner shall be entitled to exercise the Redemption Right pursuant to Section 8.6.A with respect to any Preferred Partnership Unit unless (i) such Preferred Partnership Unit has been issued to and is held by a Partner other than the General Partner, and (ii) the General Partner has expressly granted to such Partner the right to redeem such Preferred Partnership Units pursuant to Section 8.6.A.

E. Preferred Partnership Units shall be redeemed, if at all, only in accordance with such redemption rights or options as are set forth with respect to such Preferred Partnership Units (or class or series thereof) in the instruments designating such Preferred Partnership Units (or class or series thereof).

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

Section 9.2 Partnership Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3 Reports

A. As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. As soon as practicable, but in no event later than one hundred five (105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

ARTICLE 10

TAX MATTERS

Section 10.1 Preparation of Tax Returns

A. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

Section 10.2 Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Matters Partner

A. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

B. The tax matters partner is authorized, but not required:

(1)	to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)	to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4 Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

Section 10.5 Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner. Without limitation, in such event the General Partner (i) shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan and (ii) shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11

TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer

A. The term “transfer”, when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the General Partner or the General Partner pursuant to Section 8.6.

B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

Section 11.2 Transfer of General Partner’s Partnership Interests

A. The General Partner may not transfer any of its General Partner Interest or Limited Partner Interests or withdraw as General Partner except as provided in Section 11.2.B or Article 16.

B. The General Partner may transfer Limited Partner Interests held by it either to the Partnership in accordance with Section 7.5.B hereof or to a purported holder of REIT Shares in accordance with the provisions of Article 5 of the Articles of Incorporation.

C. If the General Partner is the surviving entity of a merger, it shall contribute substantially all of the assets acquired in the merger to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the 704(c) Value of the assets so contributed; provided that this requirement shall not be applicable if such merger is a Trigger Event as defined in Section 16.

Notwithstanding anything contained herein, all references to Partnership Units of the Agreement shall be deemed to refer solely to Common Partnership Units, and not to Preferred Partnership Units.

Section 11.3 Limited Partners’ Rights to Transfer

A. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, 11.4 and 11.5, a Limited Partner may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner.

B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of selling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C. The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

D. No transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof within the meaning of Section 7704 of the Code.

E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General

Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.4 Substituted Limited Partners

A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.5 Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.6 General Provisions

A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

B. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to a redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D. If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership Year in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section 8.6, or any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner

A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

Section 12.2 Admission of Additional Limited Partners

A. After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assigns including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees including such Additional Limited Partner.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

ARTICLE 13

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Dissolution Events”):

A. the expiration of its term as provided in Section 2.5 hereof.

B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

C. from and after the date of this Agreement through December 31, 2043, an election to dissolve the Partnership made by the General Partner, unless (i) at the time of such election, Original Limited Partners hold at least 10% of the Limited Partnership Units, including such Units held by the General Partner, and (ii) Original Limited Partners owning a majority of the Original Limited Partnership Units object in writing to such dissolution within thirty (30) days of receiving written notice of such election from the General Partner;

D. on or after January 1, 2044 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

E. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

F. the sale of all or substantially all of the assets and properties of the Partnership; or

G. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2 Winding Up

A. Upon the occurrence of a Dissolution Event or a Terminating Capital Transaction, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, including shares of stock in the General Partner) shall be applied and distributed in the following order:

(1)	First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)	Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3)	Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(4)	The balance, if any, after giving effect to all contributions, distributions, and allocations for all periods, to those Partners with positive Capital Account balances, to the extent of such positive Capital Account balances.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(1)	distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2)	withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

Section 13.3 Negative Capital Accounts

No Partner, General or Limited, shall be liable to the Partnership or to any other Partner for any negative balance outstanding in each such Partner’s Capital Account, whether such negative Capital Account results from the allocation of Net Losses or other items of deduction and loss to such Partner or from distributions to such Partner.

Section 13.4 Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article 13, in the event the Partnership is considered liquidated within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), but no Dissolution Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

Section 13.5 Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distribution or allocations.

Section 13.6 Notice of Dissolution

In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall provide within thirty (30) days thereafter written notice thereof to each of the Partners.

Section 13.7 Termination of Partnership and Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of North Carolina shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.8 Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.9 Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1 Amendments

A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding ten percent (10%) or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The

General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal. Except as provided in Section 7.3.A, 7.3.B, 13.1.C, 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner).

B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)	to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement.

(3)	to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2.A hereof;

(4)	to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(5)	to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

C. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner’s interest in the Partnership into a General Partner Interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Article 13, or the allocations specified in

Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof), (iv) alter or modify the Redemption Right and REIT Shares Amount as set forth in Section 8.6, and the related definitions, in a manner adverse to such Partner, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (vi) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner’s authority set forth in Section 7.3 without the Consent specified in that section.

D. Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Sections 4.2.A, 7.5, 7.6, 11.2 or 14.2 without the Consent of 75% of the Percentage Interests of the Limited Partners excluding Limited Partners Interests held by the General Partner.

Under this Section 14.1, references of the Agreement to Percentage Interests of the Limited Partners shall be deemed to refer solely to Percentage Interests of Limited Partners with respect to Common Partnership Units.

Section 14.2 Meetings of the Partners

A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty percent (20) or more of the Partnership Interests. The call shall state the nature of the business to be transacted notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

Reference to Partnership Interests shall be deemed to refer only to Partnership Interests held with respect to Common Partnership Units.

B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by 75% of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments and shall have the same force and effect as a vote of 75% of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of or written notice such revocation from the Limited Partner executing such proxy.

D. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the General Partner and may be held at the same time, and as part of, meetings of the shareholders of the General Partner.

Under this Section 14.2, references of the Agreement to Percentage Interests of the Limited Partners shall be deemed to refer solely to Percentage Interests of Limited Partners with respect to Common Partnership Units.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1 Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

Section 15.2 Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3 Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the plural and vice versa.

Section 15.4 Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

Section 15.5 Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Creditors

Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditors of the Partnership.

Section 15.7 Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8 Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of North Carolina, without regard to the principles of conflicts of law.

Section 15.10 Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any other prior written or oral understandings or agreement among them with respect thereto.

ARTICLE 16

CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE GENERAL PARTNER

Section 16.1 Triggering Events

For the purposes of this Article 16, each of the following events shall be deemed to be a “Triggering Event”: (w) if the General Partner consolidates with, or merges into, any other Person, and the General Partner is not the continuing or surviving corporation of such consolidation or merger, (x) if any Person consolidates with, or merges into, the General Partner, and the General Partner is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding REIT Shares are converted into or exchanged for stock or other securities of any other Person or cash or any other property, or (y) if the General Partner sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers) to any Person or Persons, in one or more transactions, substantially all of the assets or earning power of the General Partner or the Partnership.

Section 16.2 From and After the Occurrence of a Triggering Event

Effective on the date of each Triggering Event, the Redemption Right shall be adjusted as provided in this Section 16.2.

A. From and after the occurrence of a Trigger Event (each such occurrence, a “Triggering Occurrence”) and until the occurrence, if any, of a subsequent Triggering Event (in which case a further adjustment shall be made pursuant to this Section 16.2), each and every reference contained in this Agreement to a “REIT Share” or “REIT Shares” shall be deemed to be a reference to a share or shares, respectively (each a “Replacement Share”; collectively, “Replacement Shares”), of: (i) if, as a result of any Triggering Event, all of the REIT Shares are converted solely into Registered Common Stock (as hereinafter defined), such Registered Common Stock and (ii) in all other cases, the common stock, or, if such Person shall have no common stock, the equity securities or other equity interest having power to control or direct the management (the “Common Stock”) of (a) in the event of a Triggering Event described in clause (w) or (x) of the first sentence of Section 16.1, (1) the Person that is the issuer of any securities into which the REIT Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer who has the highest Market Capitalization (as hereinafter defined) and (2) if no securities are so issued, the Person that is the other party to such merger or consolidation, or if there is more than one such Person, the Person who has the highest Market Capitalization or (b) in the event of a Triggering Event described in clause (y) of the first sentence of Section 16.1, the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person has the highest Market Capitalization; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered (“Registered Common Stock”) under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or such Person is neither a corporation nor a real estate investment trust, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, “Replacement Shares” shall mean shares of the Common Stock of such other Person; (2) if the Common Stock of such Person is not Registered Common

Stock or such Person is neither a corporation nor a real estate investment trust, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, “Replacement Shares” shall mean shares of the Common Stock of the parent entity having the highest Market Capitalization; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is neither a corporation nor a real estate investment trust, and such Person is directly or indirectly controlled by more than one Person, and one of such other Persons has Registered Common Stock outstanding, “Replacement Shares” shall mean shares of the Common Stock of whichever of such other Persons is the issuer having the highest Market Capitalization; and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is neither a corporation nor a real estate investment trust, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, “Replacement Shares” shall mean shares of the Common Stock of whichever ultimate parent entity is the corporation or real estate investment trust having the highest aggregate shareholders’ equity or, if no such ultimate parent entity is a corporation or a real estate investment trust, shall be deemed to refer to shares of the Common Stock of whichever ultimate parent entity is the entity having the greatest net assets. Any issuer of “Replacement Shares” shall be referred to as an “Issuer.” “Market Capitalization” means the dollar figure equal to the product of the number of shares of Common Stock issued and outstanding on the date of the Trigger Occurrence in question, on a fully diluted basis, not held by Affiliates (as defined under the Exchange Act) multiplied by the Average Trading Price (as hereinafter defined).

B. From and after a Trigger Occurrence, the “Conversion Factor” shall be adjusted by multiplying the “Conversion Factor” existing on the day immediately prior to such Trigger Occurrence as follows: (i) if the REIT Shares, as a result of the Trigger Occurrence, have been converted solely into the right to receive Registered Common Stock, by the number of shares of Registered Common Stock which the holder of a single REIT Share was entitled to receive as a result of the Trigger Occurrence or (ii) in all other cases, by a fraction, the numerator of which shall be the Average Trading Price of a REIT Share as of such Trigger Occurrence and the denominator of which shall be the Average Trading Price of a Replacement Share as of such Trigger Occurrence. Following a Trigger Occurrence, the Conversion Factor shall be further adjusted as set forth in the definition of “Conversion Factor” contained in Article I of this Agreement and as provided in this Section 16.2.

C. For the purpose of any computation hereunder, the “Average Trading Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive trading days immediately prior to the third trading day prior to such date; provided, however, in the event the Triggering Event occurs as part of a series of related transactions which also includes a tender offer, the ten trading day period shall be the ten consecutive trading day period immediately prior to the day REIT Shares are accepted for payment pursuant to such tender offer; provided, however, further, if prior to the expiration of such requisite ten trading day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares or (B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the “Average Trading Price” shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the high bid price in the over-the-counter market, as reported by the NASDAQ National Market System or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates). If such shares are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making market in such shares, the Average Trading Price of such shares on such date shall be deemed to be the fair value of such shares as determined as set forth in Section 16.2.D. The term “trading day” shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

D. In the event that on the date of a Trigger Occurrence, the shares of a Person are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in the shares of a Person, the Average Trading Price of the shares of such Person shall be the fair value of the shares as determined in good faith by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and the General Partner, which determination shall be binding on all of the Limited Partners. If the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and the General Partner have not agreed on the fair value of the shares and executed and delivered between them an agreement setting forth the same within twenty (20) days after the Trigger Occurrence in question, then either the General Partner or the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) may notify the other that they or it desire to invoke the following arbitration procedure:

(1) Notice of the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) or the General Partner of such parties’ intention to seek arbitration shall be delivered to the other parties within ten (10) days after which all parties shall, in good faith, attempt to agree on a single arbitrator to determine the fair value of the shares (the “Arbitrator”). If the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and the General Partner have not agreed on the Arbitrator within ten (10) days after the giving of the Arbitration Notice, then either, on behalf of both, may apply to the local office of the American Arbitration Association or any organization which is the successor thereof (the “AAA”) for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within ten (10) days after application therefor, then either party may apply to any court of competent jurisdiction in the State of North Carolina (the “Court”) for the appointment of the Arbitrator and the other party shall not raise any question as to the Court’s full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by the agreement of the parties, by appointment by the AAA or by appointment by the Court, is referred to herein as the “Appointment Date.” If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator.

(2) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the AAA, modified as follows:

(i) To the extent that any statute imposes requirements different than those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the Sate of North Carolina, such requirements shall be complied with in the arbitration.

(ii) The Arbitrator shall be disinterested and impartial, shall not be affiliated with the Limited Partners or the General Partner and shall have at least ten (10) years experience in the market in which the applicable Person transactions in the majority of its business.

(iii) Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to each of the Limited Partners and the General Partner.

(iv) Within twenty (20) days after the Appointment Date, the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and the General Partner shall deliver to the Arbitrator two (2) copies of their respective written determinations of the fair value of the shares (each, a “Determination”) together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such

Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the fair value of the shares. If each party submits a Determination with respect to the fair value of the shares within the twenty (20) day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party’s Determination to the other party.

(v) Not less than ten (10) days nor more than twenty (20) days after the earlier to occur of (x) the expiration of the twenty (20) day period provided for in clause (iv) of this subparagraph or (y) the Arbitrator’s receipt of both of the Determinations from the parties (such earlier date is referred to herein as the “Submission Date”) and upon not less than five (5) days notice to the parties, the Arbitrator shall hold one or more hearings with respect to the determination of the fair value of the shares. The hearings shall be held in the Raleigh/Durham metropolitan area of North Carolina at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings with respect to the determination of the fair value of the shares shall be concluded not later than thirty (30) days after the Submission Date.

(vi) The Arbitrator shall be instructed, and shall be empowered only, to select as the fair value of the shares that one of the Determinations which the Arbitrator believes is the more accurate determination of the Average Trading Price of the shares. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provision of this Agreement or either of the Determinations.

(vii) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to Limited Partners and the General Partner, within ten (10) days after the conclusion of the hearing(s) required by clause (v) of this Section.

(3) This provision shall constitute a written agreement to submit any dispute regarding the determination of the Average Trading Price of the shares of a Person to arbitration.

(4) The arbitration decision, determined as provided in this Article, shall be conclusive and binding on the parties, shall constitute an “award” by the Arbitrator within the meaning of the AAA rules and applicable law, and judgment may be entered thereon in any court of competent jurisdiction.

(5) The Partnership shall pay all fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of one counsel (including local counsel, if required) chosen by the holders of a majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates) and of experts and witnesses retained or called by the Limited Partners). The Limited Partners’ counsel chosen as set forth in the preceding sentence shall represent the interests of all of the Limited Partners and the choice of counsel shall be binding on all of the Limited Partners.

E. From and after a Trigger Occurrence, each and every reference to the “General Partner” in Section 8.6 shall be deemed to be a reference to the Issuer of the Replacement Shares. From and after a Trigger Occurrence, the Issuer shall assume or unconditionally guaranty the performance of the General Partner’s obligations under this Agreement pursuant to an instrument in form and substance satisfactory to the holders of majority of the Partnership Units held by the Limited Partners (excluding the Partnership Units held by the General Partner and its Affiliates). From and after a Trigger Occurrence, the “Average Trading Price” of a REIT Share or a Replacement Share, as applicable shall be substituted for the “Value” of the same for the purposes of determining the Cash Amount.

Section 16.3 Additional Issuer Covenants

The General Partner shall (i) not enter in an agreement with any Person which would result in a Trigger Event unless such agreement provides for each of the following and (ii) from and after any Trigger Occurrence, comply with each of the following:

A. If, on the day immediately prior to a Trigger Occurrence, the Issuer is qualified as a REIT, then, substantially contemporaneously with such Trigger Occurrence, the General Partner, the Issuer and its Affiliates shall enter into such mergers, combinations, conveyances or other transactions as shall be required to cause substantially all of the assets of the General Partner and the Issuer and its Affiliates to be owned, leased or held directly or indirectly by a single operating partnership in which the Limited Partners shall hold partnership units having the rights specified by this Agreement. The agreement governing the resulting operating partnership shall be in a form substantially no less favorable to each of the Limited Partners than is this Agreement.

B. From and after a Trigger Occurrence, in the event a dividend or distribution consisting of cash or property (other than Replacement Shares) or both is paid by the Issuer in respect of the Replacement Shares, the General Partner shall cause the Partnership to distribute, in respect of each Partnership Unit, the same amount of cash or property the holder of a Partnership Unit would have received had such holder exercised its Redemption Right and received Replacement Shares prior to such dividend or distribution.

Section 16.4 Application to Later Transactions

This Article 16 shall apply to the initial Triggering Event and shall continue to apply to each subsequent Triggering Event.

Section 16.5 Waivers and Amendments

This Article 16 shall only be amended as provided in Section 14.1.D of this Agreement and shall be deemed included in such section for all purposes; provided that the General Partner may amend this Article 16, without the consent of the Limited Partners for the purposes set forth at Section 14.1.B(4) prior to a Trigger Occurrence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

HIGHWOODS PROPERTIES, INC.

By:	/s/ Mack D. Pridgen III

Title:	Vice President and General Counsel

[CORPORATE SEAL]

LIMITED PARTNERS:

By:
Attorney-in-Fact for the Limited Partners

By:

Title:

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

1. Capital Accounts of the Partners

A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)	Except as otherwise provided in Regulations Section 1.704-l(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m)(4).

(2)	The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Section 705(a)(2)(B) of the Code are not includible in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3)	Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

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(4)	In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)	In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6)	Any items specifically allocated under Section 2 of Exhibit C hereof shall not be taken into account.

C. Generally, a transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership’s properties shall be deemed, solely for federal income tax purposes, to have been distributed in liquidation of the Partnership to the holders of Partnership Units (including such transferee) and recontributed by such Persons in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 1.D(2) hereof. The Capital Accounts of such reconstituted Partnership shall be maintain in accordance with the principles of this Exhibit B.

D.	(1)	Consistent with the provisions of Regulations Section 1.704-l(b)(2)(iv)(f), and as provided in Section l.D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section l.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

	(2)	Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

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(3)	In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

(4)	In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

2.	No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.	No Withdrawal

No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.

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EXHIBIT C

SPECIAL ALLOCATION RULES

1.	Special Allocation Rules

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 during such Partnership Year.

B Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section l.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section l.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section l.A hereof.

C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to he allocations required under Sections l.A and l.B hereof, such Partner has an Adjusted Capital Account Deficit, items of

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Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

D. Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership Year which would satisfy such requirements.

E. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

G. Priority Allocation With Respect To Preferred Partnership Units. All or a portion of the remaining items of Partnership gross income or gain for the Partnership Year, if any, shall be specially allocated to the General Partner in an amount equal to the excess, if any, of the cumulative distributions received by the General Partner pursuant to Section 5.1(i) hereof for the current Partnership Year and all prior Partnership Years (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Partnership Units) over the cumulative allocations of Partnership gross income and gain to the General Partner under this Section 1.G for all prior Partnership Years.

2.	Allocations for Tax Purposes

A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

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B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

(1)	(a)	In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

	(b)	any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2)	(a)	In the case of an Adjusted Property, such items shall

(1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and

(2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

	(b)	any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(3)	all other items of income, gain loss and deduction shall be allocated among the Partners the same manner as their correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of the Exhibit C.

C. The Partnership shall use the “Traditional Method” of making Section 704(c) allocations as provided by Regulations Section 1.704-3(b) to eliminate the disparities between the Carrying Value of property and its adjusted basis.

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3.	No Withdrawal

No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 8 and 13 of the Agreement.

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EXHIBIT D

VALUE OF CONTRIBUTED PROPERTY

Underlying Property	704(c) Value	Agreed Value

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EXHIBIT E

NOTICE OF REDEMPTION

The undersigned Limited Partner hereby irrevocably (i) redeems Limited Partnership Units in Highwoods Realty Limited Partnership in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Highwoods Realty Limited Partnership and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount of REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Limited Partnership Units, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to redeem and surrender such Limited Partnership Units as provided herein, and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such redemption and surrender.

Dated:

Name of Limited Partner:
Please Print

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

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If REIT Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

EXHIBIT F

INDEMNIFICATION UNDER SECTION 7.7(I)

Limited Partner	Indemnification Per Unit	Maximum Indemnification Obligation
C.S. Henline Trust
Fritsch, Edward J.
Gibson, Ronald P.
Harley, Donald L.
Harrod, Keith R.
Jones, Robert L.
Jones, Seby B.
Ramsey, Grace D.
Sloan, C. Hamilton
Sloan, C. Hamilton (Trust)
Sloan, Mark Hamilton
Sloan, Mark Hamilton (Trust)
Sloan, Jr., O. Temple
Sloan, Jr., O. Temple (Trust)
Sloan, III, O. Temple
Sloan, III, O. Temple (Trust)
Stroud, E. Stephen
Thomas J. Rek
Austin, Dan
Mullins, Bill
Bramler, L.
J.T. Hobby & Sons, Inc.

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EXHIBIT G

CLASS B UNITS

Notwithstanding any other provision of the Partnership Agreement, Class B Units will have the following designations, preferences, rights, powers and duties:

1.	No distributions of Available Cash as described in Section 5.1 will be made with respect to the Class B Units while such Class B Units are outstanding. If the amount of cash to be distributed to holders of Class A Units for any period (i) exceeds the amount of the distribution made with respect to the immediately preceding quarter plus 5 percent (determined on a per-Unit basis) and (ii) includes amounts that are attributable to the proceeds from a sale, exchange, disposition, or refinancing of Partnership property for the current or any prior period (“Capital Proceeds”), the Class B Units will share in the distribution for the period, but only to the extent of their percentage share of the Capital Proceeds determined on a pro rata basis with all Partnership Units. A distribution will include amounts attributable to Capital Proceed if, and only if, the amount of the distribution exceeds the Partnership’s funds from operations (as defined by the Board of Governors of NAREIT as of December 31, 1993), which is disclosed in the Partnership’s quarterly earnings release, for the period with respect to which the distribution is made. Nothing in this provision shall be construed as requiring the Partnership to make a distribution to holders of Class B Units unless and until a distribution that includes amounts attributable to Capital Proceeds, as defined above, is made to holders of the Class A Units.

2.	A Capital Account will be maintained with respect to each holder of Class B Units.

3.	No allocations of income and loss will be made to the Capital Accounts of the Class B Units other than allocations of income from the sale of Partnership property equal to the distributions made under paragraph 2 above in respect of and pro rata to the Class B Units and allocations of income and loss made to such Capital Accounts to the extent necessary so as to cause the balance of such Capital Accounts, relative to the aggregate balance of all the Capital Accounts for all Units, to correspond to the Percentage Interest in the Partnership represented by the Class B Units.

4.	Except as provided above, no allocations of Partnership items of income, gain, loss and deduction will be made for tax purposes with respect to the Class B Units, except as may be required by Section 704(c) of the Code and the corresponding provisions of this Agreement. The allocations of gain on the disposition of the property, including any curative allocation, to the Partner holding the Class B Units shall be equal to the excess of (i) the lesser of (a) the gain recognized upon the disposition or (b) the Unrealized Gain with respect to the property at the time of its contribution to the Partnership over (ii) the sum of the depreciation and amortization deductions

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actually claimed by the Partnership for federal income tax reporting purposes with respect to the adjusted tax basis of the property existing at the time of its contribution to the Partnership.

5.	Partners will not have the Redemption Right under Section 8.6 with respect to their Class B Units.

6.	To the extent not inconsistent with this Exhibit G, Class B Units will have the designations, preferences, rights, powers and duties of the other Partnership Units as described in the Partnership Agreement.

All capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Partnership Agreement. Except as modified herein, all covenants, terms and conditions of the Partnership Agreement shall remain in full force and effect, which covenants, terms and conditions the General Partner hereby ratifies and affirms.

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EXHIBIT H

DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND

QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE

SERIES A PREFERRED PARTNERSHIP UNITS

The following are the terms of the Series A Preferred Partnership Units established pursuant to this Amendment:

(a) Number. The maximum number of authorized Series A Preferred Partnership Units shall be 143,750.

(b) Relative Seniority. In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series A Preferred Partnership Units shall rank senior to the Common Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, junior to the Series A Preferred Partnership Units (collectively, “Junior Partnership Units”).

(c) Quarterly Distributions.

(1) The General Partner, in its capacity as the holder of the then outstanding Series A Preferred Partnership Units, shall be entitled to receive, when and as declared by the General Partner out of any funds legally available therefor, cumulative quarterly distributions at the rate of $86.25 per Series A Preferred Partnership Unit per year, payable quarterly in arrears in cash on the last day of February, May, August, and November of each year or, if not a Business Day (as hereinafter defined), the next succeeding Business Day, commencing May 31, 1997 (each such day being hereafter called a “Quarterly Distribution Date” and each period beginning on the day next following a Quarterly Distribution Date and ending on the next following Quarterly Distribution Date being hereinafter called a “Distribution Period”). Quarterly distributions on each Series A Preferred Partnership Unit shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) quarterly distributions on such Series A Preferred Partnership Units are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of quarterly distributions. Quarterly distributions paid on the Series A Preferred Partnership Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series A Preferred Partnership Units at the time outstanding.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

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(2) The amount of any quarterly distributions accrued on any Series A Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of quarterly distributions accrued on any Series A Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months. When distributions are not paid in full upon the Series A Preferred Partnership Units (or a sum sufficient for such full payment is not set apart therefor), all distributions declared upon Series A Preferred Partnership Units and any other series of Preferred Partnership Units ranking on a parity as to distributions with the Series A Preferred Partnership Units shall be declared pro rata so that the amount of distributions declared per unit on the Series A Preferred Partnership Units and such other series of Preferred Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series A Preferred Partnership Units and such other series of Preferred Partnership Units bear to each other.

(3) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series A Preferred Partnership Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment of the Series A Preferred Partnership Units for all past distribution periods and the then current distribution period, (A) no distributions shall be declared or paid or set apart for payment on the Preferred Partnership Units ranking, as to distributions, on a parity with or junior to the Series A Preferred Partnership Units for any period, and (B) no distributions (other than in Junior Partnership Units) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Partnership Units or any other Preferred Partnership Units ranking on a parity with the Series A Preferred Partnership Units as to distributions or upon liquidation (“Parity Units”), nor shall any Junior Partnership Units or any Parity Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Partnership Units or Parity Units) by the Partnership (except by conversion into or exchange for Junior Partnership Units).

(4) Except as provided herein, the Series A Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series A Preferred Partnership Units which may be in arrears.

(5) Any distribution made on the Series A Preferred Partnership Units shall be first credited against the earliest accrued but unpaid quarterly distribution due with respect to such Partnership Units which remains payable.

(6) No quarterly distributions on the Series A Preferred Partnership Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time

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as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, quarterly distributions on the Series A Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units then outstanding, shall be entitled to receive and to be paid out of the assets of the Partnership available for distribution to its partners, before any payment or distribution shall be made on any Junior Partnership Units, the amount of $1,000.00 per Series A Preferred Partnership Unit, plus accrued and unpaid quarterly distributions thereon.

(2) After the payment to the holders of the Series A Preferred Partnership Units of the full preferential amounts provided for herein, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units as such, shall have no right or claim to any of the remaining assets of the Partnership.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Partnership, the amounts payable with respect to the preference value of the Series A Preferred Partnership Units and any other Preferred Partnership Units of the Partnership ranking as to any such distribution on a parity with the Series A Preferred Partnership Units are not paid in full, the holders of the Series A Preferred Partnership Units and of such other Preferred Partnership Units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled.

(4) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

(e) Redemption.

(1) The Series A Preferred Partnership Units are not redeemable prior to February 12, 2027. On and after February 12, 2027, the General Partner may, at its option, cause the Partnership to redeem at any time all or, from time to time, part of the Series A Preferred Partnership Units at a price per unit (the “ Redemption Price”), payable in cash, of $1,000.00, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Redemption Date”). The Series A Preferred Partnership Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

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(2) Procedures of Redemption.

(i) At any time that the General Partner exercises its right to redeem all or any of the Series A Preferred Shares, the General Partner shall exercise its right to cause the Partnership to redeem an equal number of Series A Preferred Partnership Units in the manner set forth herein.

(ii) No Series A Preferred Partnership Units may be redeemed except from proceeds from the sale of capital stock of the General Partner, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. The proceeds of such sale of capital stock of the General Partner shall be contributed by the General Partner to the Partnership pursuant to the requirements of Section 4.2 of the Partnership Agreement.

(f) Voting Rights. Except as required by law, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of Partners.

(g) Conversion. The Series A Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

(h) Restrictions on Ownership. The Series A Preferred Partnership Units shall be owned and held solely by the General Partner.

(i) General. The rights of the General Partner, in its capacity as holder of the Series A Preferred Partnership Units, are in addition to and not in limitation of any other rights or authority of the General Partner, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Partnership Agreement, other than in its capacity as the holder of the Series A Preferred Partnership Units.

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EXHIBIT I

DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND

QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE

SERIES B PREFERRED PARTNERSHIP

UNITS

The following are the terms of the Series B Preferred Partnership Units established pursuant to this Amendment:

(a) Number. The maximum number of authorized Series B Preferred Partnership Units shall be 6,900,000.

(b) Relative Seniority. In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series B Preferred Partnership Units shall rank (i) senior to the Common Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, junior to the Series B Preferred Partnership Units (collectively, “Junior Partnership Units”) and (ii) pari passu with the Series A Preferred Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, pari passu with the Series B Preferred Partnership Units.

(c) Quarterly Distributions.

(1) The General Partner, in its capacity as the holder of the then outstanding Series B Preferred Partnership Units, shall be entitled to receive, when and as declared by the General Partner out of any funds legally available therefor, cumulative quarterly distributions at the rate of $2.00 per Series B Preferred Partnership Unit per year, payable quarterly in arrears in cash on March 15, June 15, September 15 and December 15 of each year or, if not a Business Day (as hereinafter defined), the next succeeding Business Day, commencing December 15, 1997 (each such day being hereafter called a “Quarterly Distribution Date” and each period beginning on the day next following a Quarterly Distribution Date and ending on the next following Quarterly Distribution Date being hereinafter called a “Distribution Period”). Quarterly distributions on each Series B Preferred Partnership Unit shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) quarterly distributions on such Series B Preferred Partnership Units are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of quarterly distributions. Quarterly distributions paid on the Series B Preferred Partnership Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series B Preferred Partnership Units at the time outstanding.

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“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2) The amount of any quarterly distributions accrued on any Series B Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of quarterly distributions accrued on any Series B Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months. When distributions are not paid in full upon the Series B Preferred Partnership Units (or a sum sufficient for such full payment is not set apart therefor), all distributions declared upon Series B Preferred Partnership Units and any other series of Preferred Partnership Units ranking on a parity as to distributions with the Series B Preferred Partnership Units shall be declared pro rata so that the amount of distributions declared per unit on the Series B Preferred Partnership Units and such other series of Preferred Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series B Preferred Partnership Units and such other series of Preferred Partnership Units bear to each other.

(3) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series B Preferred Partnership Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment of the Series B Preferred Partnership Units for all past distribution periods and the then current distribution period, (A) no distributions shall be declared or paid or set apart for payment on the Preferred Partnership Units ranking, as to distributions, on a parity with or junior to the Series B Preferred Partnership Units for any period, and (B) no distributions (other than in Junior Partnership Units) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Partnership Units or any other Preferred Partnership Units ranking on a parity with the Series B Preferred Partnership Units as to distributions or upon liquidation (“Parity Units”), nor shall any Junior Partnership Units or any Parity Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Partnership Units or Parity Units) by the Partnership (except by conversion into or exchange for Junior Partnership Units).

(4) Except as provided herein, the Series B Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series B Preferred Partnership Units which may be in arrears.

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(5) Any distribution made on the Series B Preferred Partnership Units shall be first credited against the earliest accrued but unpaid quarterly distribution due with respect to such Partnership Units which remains payable.

(6) No quarterly distributions on the Series B Preferred Partnership Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, quarterly distributions on the Series B Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, the General Partner, in its capacity as the holder of the Series B Preferred Partnership Units then outstanding, shall be entitled to receive and to be paid out of the assets of the Partnership available for distribution to its partners, before any payment or distribution shall be made on any Junior Partnership Units, the amount of $25.00 per Series B Preferred Partnership Unit, plus accrued and unpaid quarterly distributions thereon.

(2) After the payment to the holders of the Series B Preferred Partnership Units of the full preferential amounts provided for herein, the General Partner, in its capacity as the holder of the Series B Preferred Partnership Units as such, shall have no right or claim to any of the remaining assets of the Partnership.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Partnership, the amounts payable with respect to the preference value of the Series B Preferred Partnership Units and any other Preferred Partnership Units of the Partnership ranking as to any such distribution on a parity with the Series B Preferred Partnership Units are not paid in full, the holders of the Series B Preferred Partnership Units and of such other Preferred Partnership Units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled.

(4) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

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(e) Redemption.

(1) The Series B Preferred Partnership Units are not redeemable prior to September 25, 2002. On and after September 25, 2002, the General Partner may, at its option, cause the Partnership to redeem at any time all or, from time to time, part of the Series B Preferred Partnership Units at a price per unit (the “ Redemption Price”), payable in cash, of $25.00, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Redemption Date”). The Series B Preferred Partnership Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2) Procedures of Redemption.

(i) At any time that the General Partner exercises its right to redeem all or any of the Series B Preferred Shares, the General Partner shall exercise its right to cause the Partnership to redeem an equal number of Series B Preferred Partnership Units in the manner set forth herein.

(ii) No Series B Preferred Partnership Units may be redeemed except from proceeds from the sale of capital stock of the General Partner, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. The proceeds of such sale of capital stock of the General Partner shall be contributed by the General Partner to the Partnership pursuant to the requirements of Section 4.2 of the Partnership Agreement.

(f) Voting Rights. Except as required by law, the General Partner, in its capacity as the holder of the Series B Preferred Partnership Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of Partners.

(g) Conversion. The Series B Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

(h) Restrictions on Ownership. The Series B Preferred Partnership Units shall be owned and held solely by the General Partner.

(i) General. The rights of the General Partner, in its capacity as holder of the Series B Preferred Partnership Units, are in addition to and not in limitation of any other rights or authority of the General Partner, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Partnership Agreement, other than in its capacity as the holder of the Series B Preferred Partnership Units.

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EXHIBIT J

DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND

QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE

SERIES D PREFERRED PARTNERSHIP

UNITS

The following are the terms of the Series D Preferred Partnership Units established pursuant to this Amendment:

(a) Number. The maximum number of authorized Series D Preferred Partnership Units shall be 400,000.

(b) Relative Seniority. In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series D Preferred Partnership Units shall rank (i) senior to the Common Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, junior to the Series D Preferred Partnership Units (collectively, “Junior Partnership Units”) and (ii) pari passu with the Series A Preferred Partnership Units, the Series B Preferred Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, pari passu with the Series D Preferred Partnership Units.

(c) Quarterly Distributions.

(1) The General Partner, in its capacity as the holder of the then outstanding Series D Preferred Partnership Units, shall be entitled to receive, when and as declared by the General Partner out of any funds legally available therefor, cumulative quarterly distributions at the rate of $20.00 per Series D Preferred Partnership Unit per year, payable quarterly in arrears in cash on or about the last day of January, April, July and October of each year or, if not a Business Day (as hereinafter defined), the next succeeding Business Day, commencing July 31, 1998 (each such day being hereafter called a “Quarterly Distribution Date” and each period beginning on the day next following a Quarterly Distribution Date and ending on the next following Quarterly Distribution Date being hereinafter called a “Distribution Period”). Quarterly distributions on each Series D Preferred Partnership Unit shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) quarterly distributions on such Series D Preferred Partnership Units are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of quarterly distributions. Quarterly distributions paid on the Series D Preferred Partnership Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series D Preferred Partnership Units at the time outstanding.

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“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2) The amount of any quarterly distributions accrued on any Series D Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of quarterly distributions accrued on any Series D Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months. When distributions are not paid in full upon the Series D Preferred Partnership Units (or a sum sufficient for such full payment is not set apart therefor), all distributions declared upon Series D Preferred Partnership Units and any other series of Preferred Partnership Units ranking on a parity as to distributions with the Series D Preferred Partnership Units shall be declared pro rata so that the amount of distributions declared per unit on the Series D Preferred Partnership Units and such other series of Preferred Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series D Preferred Partnership Units and such other series of Preferred Partnership Units bear to each other.

(3) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series D Preferred Partnership Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment of the Series D Preferred Partnership Units for all past distribution periods and the then current distribution period, (A) no distributions shall be declared or paid or set apart for payment on the Preferred Partnership Units ranking, as to distributions, on a parity with or junior to the Series D Preferred Partnership Units for any period, and (B) no distributions (other than in Junior Partnership Units) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Partnership Units or any other Preferred Partnership Units ranking on a parity with the Series D Preferred Partnership Units as to distributions or upon liquidation (“Parity Units”), nor shall any Junior Partnership Units or any Parity Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Partnership Units or Parity Units) by the Partnership (except by conversion into or exchange for Junior Partnership Units).

(4) Except as provided herein, the Series D Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series D Preferred Partnership Units which may be in arrears.

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(5) Any distribution made on the Series D Preferred Partnership Units shall be first credited against the earliest accrued but unpaid quarterly distribution due with respect to such Partnership Units which remains payable.

(6) No quarterly distributions on the Series D Preferred Partnership Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, quarterly distributions on the Series D Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, the General Partner, in its capacity as the holder of the Series D Preferred Partnership Units then outstanding, shall be entitled to receive and to be paid out of the assets of the Partnership available for distribution to its partners, before any payment or distribution shall be made on any Junior Partnership Units, the amount of $250.00 per Series D Preferred Partnership Unit, plus accrued and unpaid quarterly distributions thereon.

(2) After the payment to the holders of the Series D Preferred Partnership Units of the full preferential amounts provided for herein, the General Partner, in its capacity as the holder of the Series D Preferred Partnership Units as such, shall have no right or claim to any of the remaining assets of the Partnership.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Partnership, the amounts payable with respect to the preference value of the Series D Preferred Partnership Units and any other Preferred Partnership Units of the Partnership ranking as to any such distribution on a parity with the Series D Preferred Partnership Units are not paid in full, the holders of the Series D Preferred Partnership Units and of such other Preferred Partnership Units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled.

(4) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

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(e) Redemption.

(1) The Series D Preferred Partnership Units are not redeemable prior to April 23, 2003. On and after April 23, 2003, the General Partner may, at its option, cause the Partnership to redeem at any time all or, from time to time, part of the Series D Preferred Partnership Units at a price per unit (the “ Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid distributions to and including the date fixed for redemption (the “Redemption Date”). The Series D Preferred Partnership Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2) Procedures of Redemption.

(i) At any time that the General Partner exercises its right to redeem all or any of the Series D Preferred Shares, the General Partner shall exercise its right to cause the Partnership to redeem an equal number of Series D Preferred Partnership Units in the manner set forth herein.

(ii) No Series D Preferred Partnership Units may be redeemed except from proceeds from the sale of capital stock of the General Partner, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. The proceeds of such sale of capital stock of the General Partner shall be contributed by the General Partner to the Partnership pursuant to the requirements of Section 4.2 of the Partnership Agreement.

(f) Voting Rights. Except as required by law, the General Partner, in its capacity as the holder of the Series D Preferred Partnership Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of Partners.

(g) Conversion. The Series D Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

(h) Restrictions on Ownership. The Series D Preferred Partnership Units shall be owned and held solely by the General Partner.

(i) General. The rights of the General Partner, in its capacity as holder of the Series D Preferred Partnership Units, are in addition to and not in limitation of any other rights or authority of the General Partner, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Partnership Agreement, other than in its capacity as the holder of the Series D Preferred Partnership Units.

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